EXHIBIT 3.2




                                     BY-LAWS

                                       OF

                            FROST CAPITAL GROUP, INC.

                                Table of Contents

                                                                            Page
                                                                            ----

ARTICLE I - OFFICES...........................................................1

         SECTION 1.  Delaware Registered Office...............................1

         SECTION 1.  Other Offices............................................1

ARTICLE II - MEETINGS OF STOCKHOLDERS.........................................1

         SECTION 1.  Annual Meeting...........................................1

         SECTION 2.  Special Meetings.........................................1

         SECTION 3.  Notice of Meetings.......................................1

         SECTION 4.  Quorum and Adjournments..................................2

         SECTION 5.  Organization.............................................2

         SECTION 6.  Proxies and Voting of Shares.............................2

         SECTION 7.  Voting List of Stockholders..............................3

         SECTION 8.  Consent of Stockholders in Lieu of Meeting...............3

ARTICLE III - DIRECTORS.......................................................3

         SECTION 1.  Power and Duties of the Board of Directors...............3

         SECTION 2.  Number and Qualifications................................4

         SECTION 3.  Election and Term........................................4

         SECTION 4.  Regular Meetings; Notice.................................4

         SECTION 5.  Special Meetings.........................................4

         SECTION 6.  Notice of Special Meetings...............................4

         SECTION 7.  Quorum...................................................5

         SECTION 8.  Organization.............................................5

         SECTION 9.  Compensation of Directors................................5

         SECTION 10. Committees...............................................5

         SECTION 11. Written Consents.........................................6

         SECTION 12. Conference Telephone Meetings............................6

ARTICLE IV - OFFICERS.........................................................6

         SECTION 1.  Number and Election......................................6

         SECTION 2.  Term of Office and Qualification.........................6

         SECTION 3.  Other Officers...........................................7

         SECTION 4.  The President............................................7

         SECTION 5.  Vice Presidents..........................................7

         SECTION 6.  The Comptroller..........................................7

         SECTION 7.  Assistant Comptrollers...................................7

         SECTION 8.  The Secretary............................................7

         SECTION 9.  Assistant Secretaries....................................8

         SECTION 10. The Treasurer............................................8

         SECTION 11. Assistant Treasurers.....................................8

         SECTION 12. Compensation.............................................8

         SECTION 13. Bonds....................................................8

ARTICLE V. RESIGNATIONS AND REMOVALS..........................................9

         SECTION 1.  Resignations.............................................9

         SECTION 2.  Removals.................................................9

ARTICLE VI - VACANCIES........................................................9

         SECTION 1.  Among Directors..........................................9

         SECTION 2.  Among Officers, etc......................................9

ARTICLE VII - NOTICES........................................................10

         SECTION 1.  Manner of Giving........................................10

         SECTION 2.  Waiver of Notice........................................10

ARTICLE VIII - CAPITAL STOCK.................................................10

         SECTION 1.  Form and Issuance.......................................10

         SECTION 2.  Transfers of Stock......................................10

         SECTION 3.  Lost, Stolen and Destroyed Certificates.................11

         SECTION 4.  Fixing of Record Date...................................11

ARTICLE IX - NEGOTIABLE INSTRUMENTS, CONTRACTS, ETC..........................11

         SECTION 1.  Signatures on Checks, etc...............................11

         SECTION 2.  Execution of Contracts, Deeds, etc......................12

         SECTION 3.  Loans...................................................12

ARTICLE X - CORPORATE SEAL...................................................12

ARTICLE XI - FISCAL YEAR.....................................................12

ARTICLE XII - VOTING OF STOCK HELD...........................................12

ARTICLE XIII - INDEMNIFICATION OF OFFICERS, DIRECTORS,
           EMPLOYEES AND AGENTS; INSURANCE...................................13

         SECTION 1.  Indemnification.........................................13

         SECTION 2.  Insurance...............................................14

ARTICLE XIV - AMENDMENTS.....................................................14

                                   BY-LAWS OF

                            FROST CAPITAL GROUP, INC.



                                    ARTICLE I

                                     OFFICES

         SECTION 1. Delaware Registered Office. The registered office of the Corporation in the State of Delaware shall be located at 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808.

         SECTION 2. Other Offices. The Corporation may have an office or offices at such other places in the United States or elsewhere as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         SECTION 1. Annual Meeting. The annual meeting of stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before said meeting shall be held on such date and at such hour and place, within or without the State of Delaware, as shall be fixed by the Board of Directors with respect to each such meeting and as shall be stated in the notice thereof.

         SECTION 2. Special Meetings. Special meetings of stockholders, for any purpose or purposes may, except as otherwise prescribed by law or in the Certificate of Incorporation, be called at any time by the Chairman of the Board of Directors or at the request in writing of a majority of the Board of Directors to be held on such date and at such hour and place, within or without the State of Delaware, as shall be stated in the notice thereof, and the President or a Vice President or the Secretary shall call such a meeting whenever stockholders, holding not less than a majority of all of the outstanding stock of the Corporation entitled to vote at such meeting, shall make written application therefor, stating the purpose or purposes of the meeting applied for, which application shall be filed with the office of the Secretary.

         SECTION 3. Notice of Meetings. Except as otherwise provided or permitted by law or in the Certificate of Incorporation or in these By-laws, written notice of all meetings of stockholders, stating the place, date and hour and in general terms only, the purpose or purposes thereof, shall be given by the President or a Vice President or the Secretary or an Assistant Secretary to each stockholder of record having voting power in respect of the business to be transacted thereat, either by serving such notice upon him personally or by mailing or telegraphing the same to him at his address as it appears on the records of the Corporation, at least ten days but not more than sixty days before the date of the meeting, and the Secretary or an

Assistant Secretary or the transfer agent or agents of the Corporation shall make an affidavit as to the giving of such notice.

         SECTION 4. Quorum and Adjournments. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or by proxy, shall be required to and shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present or represented. At such adjourned meeting any business may be transacted which might have been transacted at the original meeting. If a quorum be present at any meeting of stockholders and the meeting is adjourned to reconvene either at a later time on the same date or at a later date, no notice need be given other than announcement at the meeting, provided that if any adjournment, whether a quorum is present or not, is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or by proxy shall decide any question brought before such meeting unless the question is one upon which by express provision of law or of the Certificate of Incorporation or of these By-laws a larger or different vote is required, in which case such express provision shall govern and control the decision of such question. The stockholders present or represented at any duly called and held meeting at which a quorum is present or represented may continue to do business until adjournment, notwithstanding the withdrawal of such number as to leave less than a quorum.

         SECTION 5. Organization. Each meeting of stockholders shall be presided over by the President or, in his absence, by a Vice President thereunto designated by the President or by the Board of Directors, or in the absence of the President and a Vice President so designated, by any other person selected to preside by vote of the holders of a majority of the outstanding stock present in person or by proxy and entitled to vote at the meeting. The Secretary, or in his absence an Assistant Secretary, or in the absence of both the Secretary and an Assistant Secretary any person designated by the person presiding at the meeting, shall act as secretary of the meeting.

         SECTION 6. Proxies and Voting of Shares. At any meeting of stockholders or whenever the stockholders express consent or dissent to corporate action in writing without a meeting, each stockholder entitled to vote any shares on any matter to be voted upon at such meeting or in a written expression of such consent or dissent may exercise such voting right either in person or by proxy appointed by an instrument in writing, which shall be filed with the secretary of the meeting before being voted or with the written evidence of the consent or dissent, which shall be delivered to the Secretary of the Corporation for filing with the minutes of proceedings of stockholders of the Corporation. Such proxies shall entitle the holders thereof to vote at any adjournment of such meeting (unless a new record date is set by the Board of Directors), but shall not be valid after the final adjournment thereof. All questions regarding the qualification of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by two inspectors of election who shall be appointed by the Board of Directors or if not so appointed, then by the presiding officer of the meeting. No proxy shall be voted on after three years from its date unless said proxy provides for a longer period. Except as otherwise expressly required by statute, the vote on any question need not be by written ballot.

         SECTION 7. Voting List of Stockholders. The officer who shall have charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order and showing the address and the number of shares registered in the name of each such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where said meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders referred to above or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

         SECTION 8. Consent of Stockholders in Lieu of Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Evidence of such consent in writing shall be delivered to the Secretary of the Corporation for filing with the minutes of proceedings of stockholders of the Corporation. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                                    DIRECTORS

         SECTION 1. Power and Duties of the Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board may adopt such rules and regulations for that purpose and for the conduct of its meetings as it may deem proper. The Board shall exercise and shall be vested with the powers of the Corporation insofar as not inconsistent with law, the Certificate of Incorporation or these By-laws.

         SECTION 2. Number and Qualifications. The number of directors constituting the whole Board, which shall be defined as the total number of directors which the Corporation would have if there were no vacancies, shall be not more than seven or less than one. The whole Board, upon the adoption of these By-laws, shall consist of three (3) directors. Thereafter the authorized number of directors, within the limits above specified, shall be determined by the affirmative vote of a majority of the whole Board given at a regular or special meeting of the Board of Directors; provided that, if the number so determined is to be increased or decreased, notice of the proposed increase or decrease shall be included in the notice of such meeting unless all of the directors at the time in office are present at such meeting or those not present shall at any time waive or have waived notice thereof in writing; and provided further, that the number of directors which shall constitute the whole Board shall not be reduced to a number less than the number of directors then in office unless such reduction shall become effective only at and after the next ensuing meeting of stockholders for the election of directors or upon the resignation of an incumbent director. Directors need not be stockholders of the Corporation.

         SECTION 3. Election and Term. Except as otherwise provided by law or by these By-laws, the directors of the Corporation elected after the adoption of these By-laws shall be elected at the annual meeting of stockholders in each year. Each director shall be elected to serve until the next annual meeting of stockholders and shall hold office until a successor is duly elected and qualified subject to the provisions of ARTICLE V hereof.

         SECTION 4. Regular Meetings; Notice. Regular meetings of the Board of Directors shall be held at such time and place either within or outside of the State of Delaware, as may be determined by resolution of the Board. No notice of a regular meeting need be given (any practice or custom to the contrary notwithstanding) and any business may be transacted at a regular meeting, held as aforesaid, subject only to the requirements of Section 2 of this ARTICLE III.

         SECTION 5. Special Meetings. Special meetings of the Board of Directors may, unless otherwise expressly provided by law, be called from time to time by the President, or any Vice President, or by a written call signed by any one or more directors and filed with the Secretary. Each special meeting of the Board shall be held at such time and place, either within or outside of the State or Delaware, as shall be designated in the notice of such meeting.

         SECTION 6. Notice of Special Meetings. Notice of a special meeting of the Board of Directors, stating the place, date and hour thereof, shall, except as otherwise expressly provided by law or as provided in Section 2 of ARTICLE VII hereof, be given by mailing or telegraphing the same to each director at his residence or business address at any time on or before the second day before the day of the meeting or by delivering the same to him personally or telephoning the same to him personally at his residence or business address not later than the day before the day of the meeting, unless, in case of exigency, the President, or in his absence a Vice President or the Secretary, shall prescribe a shorter notice to each director at his residence or business address. Except as otherwise required by statute or these By-laws, no notice or waiver of notice of a special meeting of the Board need state the purpose or purposes of such meeting, and any business may be transacted thereat, any practice or custom to the contrary notwithstanding.

         SECTION 7. Quorum. A majority of the total number of directors at the time in office but in no event less than one-third of that total number or less than two directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, except that when a Board of one director is authorized pursuant to the Certificate of Incorporation or these By-laws, then one director shall constitute a quorum. If less than a quorum be present at a meeting, the directors present may adjourn the meeting and the meeting may he held as adjourned without further notice. If a quorum be present at a meeting and the meeting is adjourned to reconvene either at a later time on the same date or at a later date, no notice need be given other than announcement at the meeting. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws, when a quorum is present at any meeting of the Board of Directors, a majority of the directors present at such meeting shall decide any question brought before such meeting and the action of such majority shall be deemed to be the action of the Board.

         SECTION 8. Organization. Each meeting of the Board of Directors shall be presided over by the President, or in his absence, by any director selected to preside by vote of a majority of the directors present. The Secretary, or in his absence, an Assistant Secretary, or in the absence of both the Secretary and an Assistant Secretary, any person designated by the person presiding over the meeting, shall act as secretary of the meeting.

         SECTION 9. Compensation of Directors. The Board may, from time to time in its discretion, by resolution or resolutions passed by a majority of the whole Board, fix the amounts which shall be payable to the members thereof for their services in such capacity and provide for the reimbursement of the reasonable expenses of such members, all of which shall be in addition to any fees, salaries or other compensation which may be paid or payable to such members in any other capacity. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

         SECTION 10. Committees. The Board of Directors may, by resolution or resolutions adopted by a majority of the whole Board, designate an Executive Committee and one or more other committees. Except as otherwise provided by these By-laws each committee shall consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in said resolution or resolutions, shall have and may exercise the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-laws of the Corporation. Unless expressly authorized by resolution or resolutions adopted by a majority of the whole Board, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such other committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. The committees shall keep regular minutes of their proceedings and report the same to the Board when required.

         SECTION 11. Written Consents. Any action required or permitted to be taken at any meeting of the Board of Directors or by any committee thereof may be taken without a meeting, if all members of the Board or of such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee.

         SECTION 12. Conference Telephone Meetings. Members of the Board of Directors or any committee designated by such Board may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at such meeting.

                                   ARTICLE IV

                                    OFFICERS

         SECTION 1. Number and Election. The officers of the Corporation shall be elected by the Board of Directors and shall be a President and a Secretary. The Board of Directors may also elect one or more Vice Presidents, a Treasurer, a Comptroller and one or more Assistant Comptrollers, Assistant Secretaries and Assistant Treasurers. One of the officers shall have the duty to record the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose. Any number of offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

         SECTION 2. Term of Office and Qualification. The officers shall be elected by the Board of Directors at the first meeting thereof after each annual meeting of stockholders. A meeting of the directors may be held without notice for this purpose, as well as for the transaction of any other business, immediately after the annual meeting of stockholders of the Corporation and at the same place. In the event of the failure so to elect any such officer, such officer may be elected at any subsequent meeting (regular or special) of the Board. Each officer, except such officers as may be appointed in accordance with the provisions of Section 3 of this ARTICLE IV, shall hold office until the next annual election of officers and until his successor shall have been duly elected and qualified, subject, however, to the provisions of ARTICLE V hereof. None of the officers of the Corporation need be directors.

         SECTION 3. Other Officers. The Board of Directors may also appoint such other officers and agents as it may deem necessary for the transaction of the business of the Corporation. Such officers and agents shall hold office for such period, have such authority and perform such duties as shall be determined from time to time by the Board.

         SECTION 4. The President. The President shall be the chief executive officer of the Corporation, shall have general and active management of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall, if present, preside at all meetings of stockholders and of the Board of Directors, and shall also have the powers and duties delegated to him by these By-laws and the laws of Delaware and such other powers and duties as the Board of Directors may from time to time determine.

         SECTION 5. Vice Presidents. In the absence or inability to act of the President, any Vice President designated by the Board of Directors shall perform all the duties and may exercise all the powers of the President. Each Vice President shall perform such other duties as from time to time may be assigned to him by the Board of Directors or the President or as may be prescribed by these By-laws.

         SECTION 6. The Comptroller. The Comptroller shall have responsibility for the accounting procedures and practices of the Corporation and shall keep or cause to be kept at the principal office of the corporation, and shall be responsible for the keeping of, correct financial records of the business and transactions of the Corporation and at all reasonable times shall exhibit such record to any of the directors of the Corporation upon application at the office of the Corporation where such records are kept. He shall also perform all the duties incident to the office of Comptroller and such other duties as from time to time may be assigned to him by the Board of Directors, the President or the Vice President.

         SECTION 7. Assistant Comptrollers. In the absence of the Comptroller, or in case of his inability to act, an Assistant Comptroller designated by the President or by the Board of Directors shall perform all the duties of the Comptroller and, when so acting, shall have all the powers of the Comptroller. The Assistant Comptrollers shall perform such other duties as from time to time shall be assigned to them by the Board of Directors, the President or the Comptroller.

         SECTION 8. The Secretary. The Secretary shall have the duty to record or cause to be recorded in books kept for that purpose the proceedings of the meetings of the Corporation including those of the stockholders, the Board of Directors and all committees designated by the Board of Directors shall see that all notices are duly given in accordance with the provisions of these By-laws and as required by law; shall be custodian of the records (other than those financial records kept by the Comptroller) and of the seal of the Corporation and see that the seal is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-laws and when so affixed may attest the same; shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and in general, the Secretary shall perform all duties incident to the office of the Secretary and such other duties as may, from time to time, be assigned to him by the Board of Directors or the President.

         SECTION 9. Assistant Secretaries. In the absence of the Secretary, or in case of his inability to act, an Assistant Secretary designated by the President or the Board of Directors shall perform all the duties of the Secretary and, when so acting, shall have all the powers of the Secretary. The Assistant Secretaries shall perform such other duties as from time to time shall be assigned to them by the Board of Directors, the President or the Secretary.

         SECTION 10. The Treasurer. The Treasurer shall give such bond with such surety or sureties for the faithful performance of his duties as the Board of Directors may require. He shall have charge and custody of and be responsible for all funds and securities of the Corporation, deposit all such funds in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of these By-laws and have supervision over all receipts and disbursements of the Corporation and, in the absence of a Comptroller, have general responsibility for its accounting procedures and practices; at all reasonable times exhibit his books of account and records to any of the directors of the Corporation upon application during business hours at the place where such books and records are kept; receive, and give receipts for, monies due and payable to the Corporation from any source whatsoever; and in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

         SECTION 11. Assistant Treasurers. Each of the Assistant Treasurers shall give such bond for the faithful performance of his duties as the Board of Directors may require. In the absence of the Treasurer, or in case of his inability to act, an Assistant Treasurer designated by the President or the Board of Directors shall perform all the duties of the Treasurer and, when so acting, shall have all the powers of the Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them by the Board of Directors, the President or the Treasurer.

         SECTION 12. Compensation. The compensation of all officers, agents and employees of the Corporation shall be fixed from time to time by the Board of Directors, or pursuant to authority of general or special resolutions of the Board. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation or a member of any committee.

         SECTION 13. Bonds. The Board of Directors shall have the power to require any officer or agent of the Corporation to give a bond for the faithful discharge of his duties in such form and in such amount and with such surety or sureties as the Board may deem advisable.

                                    ARTICLE V

                            RESIGNATIONS AND REMOVALS

         SECTION 1. Resignations. Any director, officer or agent of the Corporation may, subject to contrary provision in any applicable contract, resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary of the Corporation, and any member of any committee may resign at any time by giving notice either as aforesaid or to the committee of which he is a member or to the chairman thereof. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

         SECTION 2. Removals. The holders of a majority of the shares entitled to vote at an election of directors may remove any director or the entire Board of Directors, with or without cause, at any meeting called for the purpose, and may elect his or their successors. The Board of Directors by vote of not less than a majority of the whole Board may remove from office any officer, employee, agent or member of any committee, elected or appointed by it.

                                   ARTICLE VI

                                    VACANCIES

         SECTION 1. Among Directors. Except as otherwise provided in the Certificate of Incorporation, if the office of any director becomes vacant at any time by reason of death, resignation, retirement, disqualification, removal from office or other cause, or if any new directorship is created by any increase in the authorized number of directors, a majority of the directors then in office, although less than a quorum, or the sole remaining director, may choose a successor or fill the newly created directorship, and the director so chosen shall hold office, subject to the provisions of these By-laws, until the next annual election of directors and until his successor shall be duly elected and shall qualify. In the event that a vacancy arising as aforesaid shall not have been filled by the Board of Directors, such vacancy may be filled by the stockholders at any meeting thereof after such office becomes vacant. If one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so prospectively resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as herein provided in the filling of other vacancies.

         SECTION 2. Among Officers, etc. If the office of the President, any Vice President, the comptroller, the Secretary or the Treasurer, or of any other officer or agent or member of any committee, becomes vacant at any time by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, such vacancy or vacancies shall he filled by the Board of Directors or as authorized by it.

                                   ARTICLE VII

                                     NOTICES

         SECTION 1. Manner of Giving. Whenever under the provisions of the laws of the State of Delaware, the Certificate of Incorporation or these By-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given by mailing or telegraphing (including telex or cable or other similar means) the same to each such director or stockholder at such address as appears on the books or in the records of the Corporation, and such notice shall be deemed to be given at the time when the same is thus mailed or telegraphed.

         SECTION 2. Waiver of Notice. Whenever under the provisions of these By-laws, or of the Certificate of Incorporation, or of any of the laws of the State of Delaware, the stockholders, directors or members of a committee of directors are authorized to hold any meeting or take any action after notice or after the lapse of any prescribed period of time, a waiver thereof, in writing, signed by the person or persons entitled to such notice or lapse of time, whether before or after the time of meeting or action stated therein, shall be deemed equivalent thereto. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of any committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these By-laws. The presence at any meeting of a person or persons entitled to notice thereof shall be deemed a waiver of such notice as to such person or persons, except when such person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                  ARTICLE VIII

                                  CAPITAL STOCK

         SECTION 1. Form and Issuance. Certificates of stock shall be issued in such form as may be approved by the Board of Directors and shall be signed by, or in the name of the Corporation by, the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation certifying the number of shares owned by the stockholder in the Corporation. Any of or all the signatures on such a certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue unless determined otherwise by the Board generally or in particular instances.

         SECTION 2. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. The Board of Directors shall have power and authority to make such other rules and regulations or amendments thereto as they may deem expedient concerning the issue, registration and transfer of certificates of stock and may appoint transfer agents and registrars thereof.

         SECTION 3. Lost, Stolen and Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon satisfactory proof of that fact by the person claiming the certificate or certificates for shares to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, at its discretion, and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to publicize the same in such manner as it shall require and/or to give the Corporation a bond in such sum as the Board of Directors may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed, or the issuance of the new certificate or certificates.

         SECTION 4. Fixing of Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. Only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights in respect of any such change, conversion or exchange of stock, or to participate in such other action, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. If no record date is fixed by the Board of Directors, the record date shall be determined as provided by the laws of the State of Delaware. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                   ARTICLE IX

                     NEGOTIABLE INSTRUMENTS, CONTRACTS, ETC.

         SECTION 1. Signatures on Checks, etc. All checks, drafts, bills of exchange, notes or other instruments or orders for the payment of money or evidences of indebtedness shall be signed for or in the name of the Corporation by such officer or officers, person or persons, as the Board of Directors may from time to time designate by resolution.

         SECTION 2. Execution of Contracts, Deeds, etc. The Board of Directors may authorize any officer or officers, agent or agents, in the name of and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

         SECTION 3. Loans. No loan shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized or ratified by a resolution of the Board of Directors. Such authorization or ratification may be general or confined to specific instances.

                                    ARTICLE X

                                 CORPORATE SEAL

         The seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization and the word "Delaware". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced in any manner whatsoever.

                                   ARTICLE XI

                                   FISCAL YEAR

         The fiscal year of the Corporation shall be determined by the Board of Directors.

                                  ARTICLE XII

                              VOTING OF STOCK HELD

         Unless otherwise provided by resolution of the Board of Directors, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation or association, any of whose stock or securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporations or associations, or to consent in writing to any action by any such other corporation or association, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, consents, waivers or other instruments as he may deem necessary or proper in the premises; or any such officer may himself attend any meeting of the holders of stock or other securities of any such other corporation or association and thereat vote or exercise any or all other powers of the Corporation as the holder of such stock or other securities of such other corporation or association, or may consent in writing to any action by any such other corporation or association.

                                  ARTICLE XIII

                     INDEMNIFICATION OF OFFICERS, DIRECTORS,
                         EMPLOYEES AND AGENTS; INSURANCE

         SECTION 1. Indemnification.


                  (a) Any person made a party or threatened to be made a party to a threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action or suit by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his conduct was unlawful.

                  (b) Any person made a party or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or-agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made hereunder in respect of any claim, issue or matter as to which the person shall be adjudged liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which said Court of Chancery or such other court shall deem proper.

                  (c) To the extent that any person referred to above has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) above, or in defense of any claim, issue or matter therein, he shall be indemnified by the Corporation against expenses (including attorneys, fees) actually and reasonably incurred by him in connection therewith.

                  (d) No indemnification shall be granted under paragraph (a) or
(b) above unless ordered by a court or unless it shall be specifically determined that indemnification of the person is proper in the circumstances because he has met the applicable standard if conduct set forth in the applicable paragraph, which determination shall be made (i) by the Board of Directors of the Corporation, by not less than a majority vote of a quorum of the whole Board consisting of directors not parties to the subject action, suit or proceeding; or (ii) if such quorum is not obtainable, or even if obtainable if directed by such a quorum of disinterested directors, by independent legal counsel selected by the Board of Directors in a written opinion; or (iii) by the stockholders entitled to vote at any meeting by majority vote of the quorum present.

                  (e) Expenses incurred in defending any action, suit or proceeding by a person who may be entitled to indemnity under the above provisions may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding if authorized under paragraph (d) above upon receipt of an undertaking by or on behalf of the person to whom payment is to be made that he will repay the amounts advanced if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation in accordance with the above provisions.

                  (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the above provisions shall not be deemed exclusive of any other rights to which those indemnified or advanced expenses may be entitled under any provision of the Certificate of Incorporation, By-laws, agreement, vote of stockholders or disinterested directors, insurance agreement, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                  (g) The indemnification and advancement of expenses, provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         SECTION 2. Insurance. The Board of Directors of the Corporation may, in its discretion, authorize the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Section 1 of this Article XIII.

                                  ARTICLE XIV

                                   AMENDMENTS

         All By-laws of the Corporation shall be subject to amendment or repeal, and new By-laws may be adopted, either

                  (a) by the affirmative vote of the holders of record of a majority of the outstanding stock of the Corporation entitled to vote, given at an annual meeting or at any special meeting of such stockholders, or without any such meeting of stockholders, by a written consent of stockholders in accordance with Section 8 of ARTICLE II of these By-laws, or

                  (b) by the affirmative vote of a majority of the whole Board of Directors of the Corporation.